EXHIBIT 24

                            USFREIGHTWAYS CORPORATION
                                POWER OF ATTORNEY


         The undersigned hereby appoints Christopher L. Ellis, Robert S. Owen and Richard C. Pagano, and each of them, as my attorneys-in-fact to execute and file in my name and in my behalf, in all capacities as an officer or director of USFreightways Corporation, Registration Statements on Form S-8 and all amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission, relating to the issuance, through the USFreightways Corporation Long-Term Incentive Plan, of common stock of USFreightways Corporation, par value $0.01 per share.
         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 24th day of May, 1999.

         /s/ J. Campbell Carruth *
             J. Campbell Carruth          Chief Executive Officer and
                                          Director (Principal Executive Officer)
         /s/ Robert V. Delaney *
             Robert V. Delaney            Director

         /s/ Robert P. Neuschel *
             Robert P. Neuschel           Director

         /s/ Neil  A. Springer *
             Neil  A. Springer            Director

         /s/ William N. Weaver, Jr. *
             William N. Weaver, Jr.       Director

         /s/ Morley Koffman *
             Morley Koffman               Director

         /s/ John W. Puth *
             John W. Puth                 Director

         /s/ Anthony J. Paoni *
             Anthony J. Paoni             Director